Exhibit 99.1

Southern First Reports Results for Third Quarter of 2015

Greenville, South Carolina, October 27, 2015 – Southern First Bancshares, Inc. (NASDAQ: SFST), holding company for Southern First Bank, today reported net income available to the common shareholders of $2.7 million, or $0.41 per diluted share for the third quarter of 2015. In comparison, net income available to common shareholders was $1.6 million, or $0.31 per diluted share, for the third quarter of 2014. For the nine months ended September 30, 2015, net income to common shareholders was $7.3 million, or $1.12 per diluted share. In comparison, net income available to common shareholders for the nine months ended September 30, 2014 was $3.9 million, or $0.79 per diluted share.

2015 Third Quarter Highlights
●	Net income to common shareholders increased 73% to $2.7 million for Q3 2015 compared to $1.6 million for Q3 2014
●	Core deposits increased 28% to $713.5 million at Q3 2015, compared to $557.4 million at Q3 2014
●	Gross loans increased 19% to $993.2 million at Q3 2015, compared to $832.7 million at Q3 2014
●	Total revenue increased 19% to $12.0 million for Q3 2015, compared to $10.1 million for Q3 2014
●	Return on average assets increased to 0.95% for Q3 2015, compared to 0.74% for Q3 2014

“I’m proud of our team for its performance in generating record earnings and over $50 million in core deposit growth,” stated Art Seaver, the Company’s Chief Executive Officer.

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2015	2015	2015	2014	2014
Earnings ($ in thousands, except per share data):
Net income	$2,727	2,560	2,028	1,983	1,826
Net income available to common shareholders	2,727	2,560	2,028	1,766	1,573
Earnings per common share, diluted	0.41	0.39	0.31	0.30	0.31
Total revenue(1)	11,962	11,606	11,211	10,567	10,051
Net interest margin (tax-equivalent)(2)	3.62%	3.73%	3.72%	3.71%	3.66%
Return on average assets(3)	0.95%	0.95%	0.78%	0.78%	0.74%
Return on average equity(3)	11.99%	11.75%	9.67%	9.46%	9.86%
Efficiency ratio(4)	57.44%	57.26%	66.55%	63.93%	60.35%
Balance Sheet ($ in thousands):
Loans(5)	$993,233	963,496	909,321	871,446	832,722
Core deposits(6)	713,455	661,511	627,131	585,083	557,417
Total deposits	943,918	894,524	850,310	788,907	772,760
Total assets	1,173,557	1,119,000	1,072,637	1,029,865	1,007,553
Holding Company Capital Ratios(7) :
Total risk-based capital ratio	11.93%	11.90%	12.21%	12.42%	11.88%
Tier 1 risk-based capital ratio	10.68%	10.65%	10.96%	11.17%	10.63%
Leverage ratio	9.09%	9.32%	9.34%	9.52%	8.84%
Common equity tier 1 ratio(8)	9.34%	9.28%	9.50%	9.65%	7.57%
Tangible common equity(9)	7.76%	7.83%	7.96%	8.06%	6.19%
Asset Quality Ratios:
Nonperforming assets as a percentage of total assets	0.84%	0.85%	0.85%	0.97%	1.14%
Net charge-offs as a percentage of average loans(5) (YTD annualized)	0.13%	0.10%	0.06%	0.33%	0.37%
Allowance for loan losses as a percentage of loans(5)	1.35%	1.34%	1.35%	1.35%	1.36%
Allowance for loan losses as a percentage of nonaccrual loans	186.04%	193.73%	187.61%	176.72%	141.99%

Operating Results
Net interest margin for the third quarter of 2015 was 3.62%, compared to 3.73% for the prior quarter, and 3.66% for the third quarter of 2014. Average interest-earning assets for the third quarter of 2015 increased by $157.1 million, compared to the third quarter of 2014, while our average interest-bearing liabilities for the third quarter of 2015 increased by $104.6 million, compared to the same period in 2014. However, the yield on our interest-earning assets declined by eight basis points, as compared to the third quarter of 2014, due primarily to a lower average loan yield, and the cost of our interest-bearing liabilities declined by three basis points driven by growth in lower-costing deposits, as compared to the same period in 2014.

Noninterest income was $2.1 million and $1.6 million for the three months ended September 30, 2015 and 2014, respectively. For the nine months ended September 30, 2015 and 2014, noninterest income was $6.4 million and $4.0 million, respectively. The increase in noninterest income during the three and nine month periods ended September 30, 2015 relates primarily to increases in loan and mortgage fee income. A significant portion of our loan and mortgage fee income relates to income derived from mortgage originations of $1.3 million and $3.8 million for the three and nine months ended September 30, 2015, respectively, and $820 thousand and $1.7 million for the three and nine months ended September 30, 2014, respectively.

Noninterest expense was $6.9 million and $6.1 million for the three months ended September 30, 2015 and 2014, respectively, and $21.0 million and $18.2 million for the nine months ended September 30, 2015 and 2014, respectively. The increase in noninterest expense during the 2015 periods relates primarily to an increase in salaries and benefits, partially offset by a decrease in other noninterest expense. In addition, real estate owned expenses increased by $907 thousand during the nine months ended September 30, 2015, as compared to the prior year, and related primarily to one commercial property.

During the three months ended September 30, 2015, we recorded total credit costs of $1.0 million, including an $875 thousand provision for loan losses and $148 thousand of expenses related to the sale and management of other real estate owned. In addition, net loan charge-offs for the third quarter of 2015 were $434 thousand, or 0.18% of average loans, annualized. During the three months ended September 30, 2014, our total credit costs were $1.4 million, consisting of a $1.3 million provision for loan losses and $71 thousand of expenses related to other real estate owned. Net loan charge-offs for the third quarter of 2014 were $1.1 million, or 0.54% of average loans, annualized. For the nine months ended September 30, 2015 and 2014, total credit costs were $3.5 million and $3.4 million, respectively. Our allowance for loan losses was $13.4 million, or 1.35% of loans, at September 30, 2015 which provides approximately 186% coverage of nonaccrual loans, compared to $11.3 million, or 1.36% of loans, and approximately 142% coverage of nonaccrual loans at September 30, 2014.

Nonperforming assets were $9.8 million, or 0.84% of total assets, as of September 30, 2015. Comparatively, nonperforming assets were $10.0 million, or 0.97% of total assets, at December 31, 2014, and $11.5 million, or 1.14% of total assets, at September 30, 2014. Of the $9.8 million in total nonperforming assets as of September 30, 2015, nonperforming loans represent $7.2 million and other real estate owned represents $2.6 million. Classified assets improved to 18% of tier 1 capital plus the allowance for loan losses at September 30, 2015, compared to 25% at September 30, 2014.

Gross loans were $993.2 million, excluding loans held for sale, as of September 30, 2015, compared to $871.4 million at December 31, 2014, and $832.7 million at September 30, 2014. Of the $121.8 million of loan growth during the first nine months of 2015, $36.8 million was in the Greenville market, $29.8 million was in the Columbia market, and $55.2 million was in the Charleston market. Core deposits, which exclude out-of-market deposits and time deposits of $100,000 or more, increased to $713.5 million at September 30, 2015, compared to $585.1 million at December 31, 2014 and $557.4 million at September 30, 2014. During the first nine months of 2015, core deposits grew by $128.4 million with growth of $32.9 million in the Greenville market, $55.3 million in the Columbia market, and $40.2 million in the Charleston market.

Shareholders’ equity totaled $91.1 million as of September 30, 2015, compared to $83.0 million at December 31, 2014, and $73.6 million as of September 30, 2014. As of September 30, 2015, our capital ratios continue to exceed the regulatory requirements for a “well capitalized” institution.

FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended		3rd Qtr	Nine Months Ended		YTD
	September 30		2015-2014	September 30		2015-2014
(in thousands, except per share data)	2015	2014	% Change	2015	2014	% Change
Earnings Summary
Interest income	$11,766	10,253	14.8%	33,884	29,388	15.3%
Interest expense	1,928	1,762	9.4%	5,485	5,182	5.8%
Net interest income	9,838	8,491	15.9%	28,399	24,206	17.3%
Provision for loan losses	875	1,325	(34.0)%	2,500	3,275	(23.7)%
Noninterest income	2,124	1,560	36.2%	6,380	4,048	57.6%
Noninterest expense	6,871	6,066	13.3%	20,977	18,151	15.6%
Income before provision for income taxes	4,216	2,660	58.5%	11,302	6,828	65.5%
Income tax expense	1,489	834	78.5%	3,987	2,185	82.5%
Net income	2,727	1,826	49.3%	7,315	4,643	57.5%
Preferred stock dividends	-	253	(100.0)%	-	699	(100.0)%
Net income available to common shareholders	$2,727	1,573	73.4%	7,315	3,944	85.5%
Basic weighted average common shares	6,238	4,830	29.2%	6,233	4,776	30.5%
Diluted weighted average common shares	6,579	5,046	30.4%	6,543	4,985	31.3%
Earnings per common share – Basic	$0.44	0.33	33.3%	1.17	0.83	41.0%
Earnings per common share – Diluted	0.41	0.31	32.3%	1.12	0.79	41.8%

	Quarter Ended		3rd Qtr	Quarter Ended
	September 30		2015-2014	June 30	March 31	December 31
(in thousands, except per share data)	2015	2014	% Change	2015	2015	2014
Balance Sheet Highlights
Assets	$1,173,557	1,007,553	16.5%	1,119,000	1,072,637	1,029,865
Investment securities	71,878	63,391	13.4%	56,997	54,033	61,546
Mortgage loans held for sale	10,887	9,372	16.2%	12,402	14,844	11,765
Loans	993,233	832,722	19.3%	963,496	909,321	871,446
Allowance for loan losses	13,368	11,305	18.2%	12,927	12,241	11,752
Other real estate owned	2,657	3,549	(25.1)%	2,887	2,570	3,307
Noninterest bearing deposits	173,602	131,948	31.6%	162,845	152,589	139,904
Interest bearing deposits	770,316	640,812	20.2%	731,679	697,721	649,003
Total deposits	943,918	772,760	22.1%	894,524	850,310	788,907
Other borrowings	115,200	139,600	(17.5)%	115,200	115,200	135,200
Junior subordinated debentures	13,403	13,403	-	13,403	13,403	13,403
Tangible common equity	91,050	62,350	46.0%	87,667	85,353	82,992
Preferred stock	-	11,242	(100.0)%	-	-	-
Total shareholders’ equity	91,050	73,592	23.7%	87,667	85,353	82,992
Common Stock
Book value per common share	$14.58	12.91	12.9%	14.06	13.70	13.34
Stock price:
High	21.22	14.25	48.9%	18.24	18.60	17.99
Low	17.77	13.50	31.6%	17.00	15.78	13.80
Period end	20.49	13.94	47.0%	17.90	17.00	17.02
Common shares outstanding	6,243	4,830	29.3%	6,236	6,231	6,219
Other
Loans to deposits	105.22%	107.76%	(2.4)%	107.71%	106.94%	110.46%
Team members	169	156	8.3%	169	162	158
Average Balances ($ in thousands):
Loans(5)	$968,767	819,386	18.2%	933,816	891,481	852,250
Deposits	912,901	760,465	20.0%	856,423	818,275	770,922
Assets	1,140,836	979,929	16.4%	1,080,811	1,049,049	1,005,563
Equity	90,268	73,506	22.8%	87,383	85,088	83,132
(1)	Total revenue is the sum of net interest income and noninterest income.
(2)	The tax-equivalent adjustment to net interest income adjusts the yield for assets earning tax-exempt income to a comparable yield on a taxable basis.
(3)	Annualized based on quarterly net income.
(4)	Noninterest expense divided by the sum of net interest income and noninterest income.
(5)	Excludes loans held for sale.
(6)	Excludes out of market deposits and time deposits greater than $100,000.
(7)	September 30, 2015 ratios are preliminary.
(8)	The common equity tier 1 ratio is calculated as the sum of common equity divided by risk-weighted assets.
(9)	The tangible common equity ratio is calculated as total equity less preferred stock divided by total assets.

ASSET QUALITY MEASURES - Unaudited

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
(dollars in thousands)	2015	2015	2015	2014	2014
Nonperforming Assets
Commercial
Owner occupied RE	$718	720	280	322	640
Non-owner occupied RE	4,434	3,018	3,167	2,344	2,877
Construction	-	-	-	783	855
Commercial business	895	1,178	1,130	1,408	745
Consumer
Real estate	-	419	457	457	488
Home equity	250	250	188	188	188
Construction	-	-	-	-	-
Other	1	1	2	1	3
Nonaccruing troubled debt restructurings	887	1,087	1,301	1,147	2,166
Total nonaccrual loans	7,185	6,673	6,525	6,650	7,962
Other real estate owned	2,657	2,887	2,570	3,307	3,549
Total nonperforming assets	$9,842	9,560	9,095	9,957	11,511
Nonperforming assets as a percentage of:
Total assets	0.84%	0.85%	0.85%	0.97%	1.14%
Total loans	0.99%	0.99%	1.00%	1.14%	1.38%
Accruing troubled debt restructurings	$7,232	8,173	8,336	8,562	7,216

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2015	2015	2015	2014	2014
Allowance for Loan Losses
Balance, beginning of period	$12,927	12,241	11,752	11,305	11,103
Loans charged-off	(541)	(354)	(145)	(584)	(1,138)
Recoveries of loans previously charged-off	107	40	9	131	15
Net loans charged-off	(434)	(314)	(136)	(453)	(1,123)
Provision for loan losses	875	1,000	625	900	1,325
Balance, end of period	$13,368	12,927	12,241	11,752	11,305
Allowance for loan losses to gross loans	1.35%	1.34%	1.35%	1.35%	1.36%
Allowance for loan losses to nonaccrual loans	186.04%	193.73%	187.61%	176.72%	141.99%
Net charge-offs to average loans QTD (annualized)	0.18%	0.14%	0.06%	0.21%	0.54%

AVERAGE YIELD/RATE - Unaudited

	Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2015	2015	2015	2014	2014
	Yield/Rate(10)
Interest-earning assets
Federal funds sold	0.28%	0.31%	0.29%	0.26%	0.26%
Investment securities, taxable	2.21%	2.44%	2.61%	2.57%	2.46%
Investment securities, nontaxable	4.74%	4.50%	4.35%	4.23%	4.12%
Loans(11)	4.61%	4.64%	4.67%	4.67%	4.71%
Total interest-earning assets	4.33%	4.44%	4.43%	4.43%	4.41%
Interest-bearing liabilities
NOW accounts	0.15%	0.18%	0.18%	0.16%	0.16%
Savings & money market	0.40%	0.40%	0.35%	0.34%	0.33%
Time deposits	0.80%	0.75%	0.72%	0.73%	0.71%
Total interest-bearing deposits	0.50%	0.49%	0.46%	0.46%	0.45%
Note payable and other borrowings	3.11%	3.10%	2.87%	2.80%	3.06%
Junior subordinated debentures	2.46%	2.42%	2.42%	2.40%	2.40%
Total interest-bearing liabilities	0.88%	0.88%	0.86%	0.88%	0.91%
Net interest spread	3.45%	3.56%	3.57%	3.55%	3.50%
Net interest income (tax equivalent) / margin	3.62%	3.73%	3.72%	3.71%	3.66%
(10)	Annualized for the respective three month period.
(11)	Includes loans held for sale.

NONINTEREST INCOME & EXPENSE - Unaudited

	Quarter Ended		3rd Qtr	Quarter Ended
	September 30		2015-2014	June 30	March 31	December 31
(dollars in thousands)	2015	2014	% Change	2015	2015	2014
Noninterest income
Loan and mortgage fee income	$1,426	861	65.6%	1,409	1,196	1,039
Service fees on deposit accounts	230	244	(5.7)%	219	227	234
Income from bank owned life insurance	167	169	(1.2)%	165	166	169
Gain on sale of investment securities	2	-	100.0%	36	259	-
Other income	299	286	4.5%	286	293	291
Total noninterest income	$2,124	1,560	36.2%	2,115	2,141	1,733

Noninterest expense
Compensation and benefits	$4,313	3,459	24.7%	4,106	4,277	3,658
Occupancy	845	777	8.8%	842	737	743
Real estate owned expenses	148	71	108.5%	93	763	551
Data processing and related costs	588	625	(5.9)%	573	585	673
Insurance	215	209	2.9%	213	202	228
Professional fees	180	207	(13.0)%	233	233	228
Marketing	217	193	12.4%	222	238	184
Other	365	525	(30.5)%	364	426	491
Total noninterest expenses	$6,871	6,066	13.3%	6,646	7,461	6,756

ABOUT SOUTHERN FIRST BANCSHARES

Southern First Bancshares, Inc., Greenville, South Carolina is a registered bank holding company incorporated under the laws of South Carolina. The Company consists of Southern First Bank, the third largest bank headquartered in South Carolina. Southern First Bancshares has been providing financial services since 1999 and now operates in nine locations in the Greenville, Columbia, and Charleston markets of South Carolina. Southern First Bancshares has assets of approximately $1.2 billion and its common stock is traded in the NASDAQ Global Market under the symbol “SFST.” More information can be found at www.southernfirst.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the United States legal and regulatory framework; and (5) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

FINANCIAL CONTACT: MIKE DOWLING 864-679-9070
MEDIA CONTACT: ART SEAVER 864-679-9010
WEB SITE: www.southernfirst.com